UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2018

IWeb Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	47-3149295
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121/34, RS Tower, 8th Floor Ratchadaphisek Road, Din Daeng Sub-district, din Daeng District, Bangkok, Thailand
(Address of principal executive offices)

+662-248-2436
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 below is hereby incorporated by reference to this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2018, IWeb Inc. (the “Company”) filed a Certificate of Change with the State of Nevada (the “Certificate”) to effect a 1-for-2 reverse stock split of the Company’s authorized shares of common stock, par value $0.0001 (the “Common Stock”), accompanied by a corresponding decrease in the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) such that, following the consummation of the Reverse Stock Split, the number of authorized shares of Common Stock shall be reduced from 150,000,000 to 75,000,000. The Reverse Stock Split will be effective on March 13, 2018.

Pursuant to Nevada law, the Reverse Stock Split and Certificate were approved by the Company’s Board of Directors on February 5, 2018, and no shareholder approval was required. Fractional shares resulting from the Reverse Stock Split shall be rounded up to the nearest whole share, and all shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given shareholder shall be aggregated for the purpose of determining whether the Reverse Stock Split would result in the issuance of a fractional share. Each shareholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged immediately following the effectiveness of the Certificate.

The new CUSIP number for the Company’s Common Stock following the effectiveness of the Reverse Stock Split is 46603Y307.

A copy of the Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
3.1	Certificate of Change, dated March 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IWeb Inc.

Date: March 12, 2018	By:	/s/ Wai Hok Fung
Wai Hok Fung
President